Exhibit (d)(2)

                               VAN ECK FUNDS, INC.

                        INVESTMENT SUB-ADVISORY AGREEMENT

      THIS AGREEMENT ("Agreement") made as of the 15th day of October 2003 by and among NEW YORK LIFE INVESTMENT MANAGEMENT LLC, a limited liability company organized under the laws of the state of Delaware having its principal place of business in New York, New York (the "Sub-Adviser") and VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Adviser") and VAN ECK FUNDS, INC., a corporation organized under the laws of the state of Maryland having its principal place of business in New York, New York (the "Company").

      WHEREAS, the Company is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940 as amended ("1940 Act"); and

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940 ("Advisers Act"); and

      WHEREAS, the Company is authorized to issue shares of common stock in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Company has retained the Adviser to render management and advisory services to the series of the Company known as the Van Eck Mid Cap Value Fund (the "Fund"); and

      WHEREAS, the Adviser has retained the Sub-Adviser to render investment advisory to the Fund; and

      WHEREAS, the Sub-Adviser is willing to furnish such services to the Fund under this investment sub-advisory agreement.

      NOW, THEREFORE, WITNESSETH:

      That it is hereby agreed among the parties hereto as follows:

1.    APPOINTMENT OF SUB-ADVISER

The Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms set forth herein. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment adviser to the Fund pursuant to this Agreement the obligation of the Adviser under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Directors of the Company (the "Board"), to determine and review with Sub-Adviser the investment policies of the Fund and the Sub-Adviser shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Adviser will compensate the Sub-Adviser of the Fund for its services to the Fund. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

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2.    DUTIES OF SUB-ADVISER

The Sub-Adviser, at its own expense, shall furnish the following services and facilities to the Company:

(a) INVESTMENT PROGRAM. The Sub-Adviser will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Adviser) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Adviser will provide the services hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust's Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, together with supplements or amendments (together, the "Registration Statement"), along with copies of the Articles of Incorporation and By-laws as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. The Sub-Adviser also will manage, supervise and conduct such other affairs and business of the Fund and matters incidental thereto, as the Sub-Adviser and the Fund agree, subject always to the control of the Board and to the provisions of the Articles of Incorporation of the Fund, the Fund's By-laws and the 1940 Act. The Sub-Adviser will provide the services under this Agreement so that the Fund will qualify as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as it may be amended from time to time. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance.

(b) OFFICE SPACE AND FACILITIES. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone services required for managing the investments of the Fund.

(c) PERSONNEL. The Sub-Adviser shall provide executive and clerical personnel for managing the investments of the Fund, and shall compensate officers and Directors of the Fund for services provided to the Fund (but not any other series of the Company) if such persons are also employees of the Sub-Adviser or its affiliates, except as otherwise provided herein.

(d) PORTFOLIO TRANSACTIONS. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Adviser, although the Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
      1934) provided to the Sub-Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting

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      that  transaction  if the  Sub-Adviser  determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which
      investment   discretion  is  so  exercised  by  the   Sub-Adviser  or  its
      affiliates. Nothing in this agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser, Sub-Adviser, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 procedures that the Fund's Board shall adopt from time to time.

(e) In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Company on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and record keeping agent.

(f) The Sub-Adviser will monitor on a daily basis the determination by the custodian and record-keeping agent for the Fund of the valuation of portfolio securities and other investments of the Fund. The Sub-Adviser will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Company, the value of any portfolio securities or other assets of the Fund for which the custodian and record keeping agent seeks assistance from, or identifies for review by, the Sub-Adviser. The Sub-Adviser shall assist the Board of Directors in determining fair value of such securities or assets for which market quotations are not readily available.

(g) The Sub-Adviser will provide the Company or the Adviser with copies of all of the Fund's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Company) as are necessary to assist the Company and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information, reports or investment records and ledgers maintained by the Sub-Adviser in connection with such services which may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations.

(h) The Sub-Adviser will provide reports to the Board of Directors for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund's portfolio, and will furnish the Board of Directors with respect to the Fund such periodic and special reports as the Board of Directors or the Adviser may reasonably request.

3.    EXPENSES OF THE COMPANY

Except as provided in Paragraph 2(d) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund.

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4.    COMPENSATION

For the services and facilities to be provided to the Fund by the Sub-Advisor as provided in Paragraph 2 hereof, the Advisor shall pay the Sub-Advisor a fee, payable monthly, at the annual rate of .50% (one half of one per cent) on any balance of the Fund's average daily net assets from the Advisory fee it receives from the Fund, as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. Such fee shall be reduced by 0.01% (one hundredth of one per cent) on an annual basis for each month for each $1 million (one million dollars) by which average daily net assets of the Fund for the month are below $50 million (fifty million dollars). The Trust shall not be liable for the obligation of the Advisor to make payment to the Sub-Advisor.

5.    REPRESENTATIONS AND COVENANTS

      (a)   The Adviser hereby represents and warrants as follows:

            1.    That it is registered in good standing with the Securities and
                  Exchange   Commission  as  an  investment  adviser  under  the
                  Advisers Act;

            2. That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

            3. Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

      (b) The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

            1. It shall maintain its registration in good standing as an investment adviser under the Advisers Act;

            2. Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

            3. It shall promptly notify the Sub-Adviser upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement.

      (c)   The Sub-Adviser hereby represents and warrants as follows:

            1.    That it is registered in good standing with the Securities and
                  Exchange   Commission  as  an  investment  adviser  under  the
                  Advisers Act;

            2. That is has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

            3. Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

      (d) The Sub-Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

      1. It shall maintain its registration in good standing as an investment adviser under the Advisers Act;

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      2.    Its  performance  of its  obligations  under this Agreement does not conflict with any law, regulation or order to which it is subject;

      3. It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

      4. It shall promptly notify the Adviser and the Fund upon occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser's services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Adviser, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading.

6.    COMPANY TRANSACTIONS

The Adviser and Sub-Adviser each agrees that neither it nor any of their respective officers, directors, employees or agents will take any long or short-term position in the shares of the Company; provided, however, that such prohibition shall not prevent the purchase of shares of the Company by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available at the time of purchase or as part of the initial capital of the Company.

7.    RELATIONS WITH COMPANY

Subject to and in accordance with the Articles of Incorporation and By-Laws of the Company and the Articles of Incorporation and By-Laws of the Adviser and Sub-Adviser it is understood (i) that directors, officers, agents and shareholders of the Company are or may be interested in the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Adviser are or may be interested in the Company as directors, officers, shareholders or otherwise; and (iii) that the Sub-Adviser (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation and By-laws.

8.    LIABILITY  OF ADVISER,  SUB-ADVISER  AND  OFFICERS  AND  DIRECTORS  OF THE
      COMPANY

Neither the Adviser, Sub-Adviser nor any of their respective officers, directors, employees, agents or controlling persons or assigns, or Board of Directors or officers of the Company shall be liable for any error of judgment or law, or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser, Sub-Adviser or such persons against any liability to the Company or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of any willful misconduct, negligence or actions taken in bad faith in the discharge of its respective obligations and performance of its respective duties under this Agreement.

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9.    INDEMNIFICATION

      (a) Notwithstanding Section 8 of the Agreement, the Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser (except the Company), and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 as amended (the "1933 Act") controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Adviser), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of the Adviser's responsibilities to the Company which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Company or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person in writing for inclusion in the Registration Statement; or (2) may be based upon a failure by the Adviser to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by the Adviser in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund, provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

      (b) Notwithstanding Section 8 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each person, if any, who, within the meaning of
            Section 15 of the 1933 Act, controls ("controlling person") the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Adviser), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of the Sub-Adviser's responsibilities as investment sub-adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by the Sub-Adviser for inclusion in the Registration Statement, or, with respect to a material fact supplied by the Sub-Adviser for inclusion in the Registration Statement, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, the Company, or any affiliated person of the Sub-Adviser or Company by an Adviser Indemnified Person; or (2) may be based upon a failure by the Sub-Adviser to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by the Sub-Adviser in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund provided however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

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      (c)   Neither the Adviser nor the  Sub-Adviser  shall be liable under this
            Section with respect to any claim made against an Indemnified Person unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate
            counsel  to  the   Indemnified   Person  which   counsel   shall  be
            satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without
            the  prior  written  consent  of  the  Indemnified   Person  if  the
            compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

10.   DURATION AND TERMINATION OF THE AGREEMENT

      (a) This Agreement shall commence on the date hereof and unless terminated as herein provided, this Agreement will remain in full force and effect until October 1, 2005 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors or by a vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Company, and (ii) in either event by the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may be terminated at any time without payment of any penalty by the Company upon the vote of a majority of the Board or by vote of the majority of the Fund's outstanding voting securities, upon ten (10) days written notice to the Sub-Adviser or (b) by the Adviser or the Sub-Adviser at any time upon sixty (60) days written notice to the other parties.

      (c) This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.   MISCELLANEOUS

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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      (b)   If any provision of this Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.   USE OF NAME

      (a) It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Company and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of the Investment Advisory and Management Agreement between the Company and the Adviser, the Company and the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

      (b) It is understood that the name New York Life or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Company and/or the Fund have the right to use such name (or derivative or logo) in offering materials of the Company only with the approval of the Sub-Adviser and only for so long as the Sub-Adviser is investment sub-adviser to the Fund. Upon termination of this Agreement, the Company and Adviser shall forthwith cease to use such name (or derivative or logo).

13.   SERVICES NOT EXCLUSIVE

It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

14.   BINDING AGREEMENT

This Agreement will become binding on the parties hereto upon their execution of the attached Schedule to this Agreement.

Witness the due execution hereof effective this 15th day of October 2003.

ATTEST:                                    VAN ECK ASSOCIATES CORPORATION

_______________________                    By:__________________________________


ATTEST:                                    VAN ECK FUNDS, INC.
                                           MID CAP VALUE FUND

_______________________                    By:__________________________________


ATTEST:                                    NEW YORK LIFE INVESTMENT
                                           MANAGEMENT LLC

_______________________                    By:__________________________________